Exhibit 99.2

PAETEC HOLDING CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements have been prepared to reflect the mergers of PAETEC and US LEC. Before entering into the merger agreement, PAETEC formed PAETEC Holding Corp. At the closing, PAETEC Holding’s two newly-formed wholly-owned subsidiaries, WC Acquisition Sub P Corp. and WC Acquisition Sub U Corp., will merge with and into PAETEC and US LEC, respectively, as a result of which PAETEC and US LEC will become wholly-owned subsidiaries of PAETEC Holding. After the mergers, the current stockholders of PAETEC and US LEC will be the stockholders of PAETEC Holding, other than those PAETEC stockholders, if any, who properly perfect their appraisal rights under Delaware law. The completion of the mergers is currently anticipated to occur on or promptly following February 28, 2007, depending on all regulatory, stockholder and other consents and approvals being received, although PAETEC and US LEC cannot predict the actual timing.

The unaudited pro forma condensed combined statements of operations combine the historical consolidated statements of operations for PAETEC and US LEC, to give effect to the mergers as if they had occurred on January 1, 2005. The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheets of PAETEC and US LEC, to give effect to the mergers as if they had been completed on September 30, 2006. You should read these unaudited combined pro forma financial statements in conjunction with the:

•	accompanying notes to the unaudited pro forma condensed combined financial statements;

•	separate unaudited historical financial statements of PAETEC as of and for the nine-month period ended September 30, 2006, beginning at page F-33;

•	separate audited historical financial statements of PAETEC as of and for the fiscal year ended December 31, 2005, beginning at page F-2;

•	separate unaudited historical financial statements of US LEC as of and for the nine-month period ended September 30, 2006, beginning at page F-80; and

•	separate audited historical financial statements of US LEC as of and for the fiscal year ended December 31, 2005, beginning at page F-59.

The historical financial information of PAETEC and US LEC as of and for the nine months ended September 30, 2006 reflected in the unaudited pro forma condensed combined financial statements is unaudited. The historical financial information of PAETEC and US LEC for the year ended December 31, 2005 is derived from the audited financial statements of PAETEC and US LEC, respectively, but does not include all disclosures required by accounting principles generally accepted in the United States of America. The unaudited pro forma condensed combined financial information is provided for informational purposes only. The pro forma information is not necessarily indicative of what the combined companies’ financial position or results of operations actually would have been had the mergers been completed at the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

The unaudited pro forma condensed combined financial information was prepared using the purchase method of accounting with PAETEC treated as the acquirer. Accordingly, PAETEC and US LEC have adjusted the historical consolidated financial information to give effect to the impact of the consideration issued in connection with the mergers. In the unaudited pro forma condensed combined balance sheet, PAETEC’s cost to acquire US LEC has been allocated to the assets to be acquired and liabilities to be assumed based upon PAETEC’s and US LEC’s managements’ preliminary estimate of their respective fair values. Any differences between the fair value of the consideration to be issued and the fair value of the assets and liabilities to be acquired will be recorded as goodwill. The amounts allocated to the assets acquired and liabilities assumed in the unaudited pro forma condensed combined financial statements are based on management’s preliminary internal valuation estimates. Management has assumed that the carrying value of property and equipment acquired from US LEC equaled its fair value at the date of acquisition. Definitive allocations will be performed and finalized based upon valuations and other studies that will be performed following the closing date of the mergers. Accordingly, the pro forma purchase allocation adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information and are subject to revision based on a final determination of fair value following the closing of the mergers. Final determinations of fair value may differ materially from those presented. The unaudited pro forma condensed combined statements of operations also include certain purchase accounting adjustments, including items expected to have a continuing impact on the combined results, such as interest expense on the new senior secured credit facilities and increased amortization expense on acquired assets. Pro forma interest expense was based on the terms of the new senior secured credit facilities using an interest rate of LIBOR plus 3.50%. An assumed LIBOR rate of 5.375% was used in the pro forma interest expense calculation. It is not anticipated that interest rates on the new facilities will differ significantly from currently prevailing rates. Actual interest expense in future periods may differ materially from those presented. The purchase method of accounting applied to the mergers is based on current accounting literature.

The unaudited pro forma condensed combined statements of operations do not include the effects of any revenue, cost or other operating efficiencies that may result from the mergers. Not including implementation costs, the mergers are expected to generate approximately $40 million in annual net cost savings when fully realized in year two following the mergers. These cost savings are expected to result from increased scale and the elimination of redundant network and corporate infrastructure. The expected cost savings are net of certain costs, some of which are described below.

The unaudited pro forma condensed combined financial statements do not reflect the impact of financing, liquidity or other balance sheet repositioning that may be undertaken in connection with or subsequent to the mergers, nor do they reflect any other changes that might occur regarding the PAETEC and US LEC combined portfolios of businesses.

The unaudited pro forma condensed combined financial statements do not reflect any nonrecurring charges expected to result from the mergers. The majority of nonrecurring charges resulting from the mergers are anticipated to be composed of executive separation, employee termination, stock-based compensation and other exit costs related to the US LEC business that will be recognized in the opening balance sheet in accordance with EITF Issue No 95-3, “Recognition of Liabilities in Connection with a Purchase Business Combination.” Other merger-related charges may be incurred that do not meet the criteria in EITF Issue No 95-3, including employee termination and exit costs related to the PAETEC business and other integration-related costs. PAETEC and US LEC have just recently begun collecting information in order to formulate detailed integration plans to deliver planned efficiencies. The amount of transaction costs expected to be incurred by PAETEC and US LEC are preliminary estimates and are subject to change. PAETEC and US LEC currently estimate that integration costs associated with the mergers will be approximately $33.1 million over a period of two years, of which approximately $26.4 million is expected to be incurred in the first year after completion of the mergers and approximately $6.7 million is expected to be incurred in the second year after completion of the mergers.

Based on PAETEC’s review of US LEC’s summary of significant accounting policies disclosed in US LEC’s financial statements, the nature and amount of any adjustments to the historical financial statements of US LEC to conform its accounting policies to those of PAETEC are not expected to be significant. Upon completion of the mergers, further review of US LEC’s accounting policies and financial statements may result in required revisions to US LEC’s policies and classifications to conform to those of PAETEC.

PAETEC HOLDING CORP.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2006

(In thousands)

	Historical PAETEC	Historical US LEC	Pro Forma Adjustments		Pro Forma As Adjusted
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$38,956	$39,515	$(13,133	)(a)	$65,338
Accounts receivable, net of allowance for doubtful accounts	78,069	44,414	—		122,483
Deferred income taxes	13,341	—	6,475	(b)	19,816
Prepaid expenses and other current assets	4,740	10,881	(6,290	)(c)	9,331

Total current assets	135,106	94,810	(12,948)		216,968
PROPERTY AND EQUIPMENT, net	163,394	129,451	—		292,845
GOODWILL	35,082	—	310,255	(d)	345,337
INTANGIBLE ASSETS, net of accumulated amortization	8,841	—	132,380	(d)	141,221
DEFERRED INCOME TAXES	13,562	1,630	11,450	(e)	26,642
OTHER ASSETS, net	10,360	12,761	(4,910	)(f)	18,211

TOTAL ASSETS	$366,345	$238,652	$436,227		$1,041,224

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	$24,243	$9,145	—		$33,388
Notes payable	—	38	—		38
Accrued expenses	39,051	51,936	(730	)(g)	90,257
Deferred revenue	21,516	15,434	—		36,950
Current portion of long-term debt	2,858	—	5,250	(h)	8,108

Total current liabilities	87,668	76,553	4,520		168,741
LONG-TERM DEBT	371,600	149,550	270,887	(i)	792,037
OTHER LONG-TERM LIABILITIES	5,741	5,722	(660	)(j)	10,803

TOTAL LIABILITIES	465,009	231,825	274,747		971,581

SERIES A CONVERTIBLE, REDEEMABLE PREFERRED STOCK	—	291,373	(291,373	)(k)	—

STOCKHOLDERS’ DEFICIT:
Common stock	367	319	123	(l)	809
Treasury stock	(45,694)	—	45,694	(m)	—
Additional paid-in capital	19,272	96,458	60,919	(n)	176,649
Accumulated other comprehensive loss	(2,498)	—	—		(2,498)
Accumulated deficit	(70,111)	(381,323)	346,117	(o)	(105,317)

Total stockholders’ (deficit) equity	(98,664)	(284,546)	452,853		69,643

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$366,345	$238,652	$436,227		$1,041,224

PAETEC HOLDING CORP.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Notes to Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2006

(a) The net decrease in cash and cash equivalents of $13.1 million includes the effects of the following transactions:

•	the repayment of PAETEC and US LEC’s existing senior secured indebtedness, with a total balance at September 30, 2006 of $374.3 million and $150.0 million, respectively;

•	repurchase of the US LEC preferred stock for an estimated $264.0 million;

•	estimated debt issuance costs related to the new PAETEC Holding senior secured credit facilities of $15.0 million;

•	estimated transaction costs related to the mergers of $9.8 million; and

•	estimated proceeds from the new PAETEC Holding senior secured credit facilities of $800.0 million.

Adjustments to cash do not include approximately $8.4 million of transaction fees to be incurred by US LEC.

(b) The increase in current deferred income taxes of $6.5 million represents the recognition of deferred tax assets related to acquired net operating losses of $6.5 million.

(c) The decrease in prepaid expenses and other current assets of $6.3 million represents the elimination of $6.3 million of current deferred costs related to US LEC’s customer installation costs.

(d) Under the purchase method of accounting, the total estimated consideration paid for the US LEC common stock, options and warrants as shown in the table below is allocated to the US LEC tangible and intangible assets and liabilities based on their estimated fair values as of the date of the mergers. This unaudited pro forma information is based on PAETEC’s management’s estimates of fair values. The preliminary estimated consideration, and the allocation of US LEC’s tangible and intangible assets, are as set forth in the following table:

Purchase Price Calculation:

Date	Closing Stock Price
	(in thousands, except per share amounts)
August 16, 2006	$5.39
August 15, 2006	$5.25
August 14, 2006	$5.35
August 11, 2006	$4.77
August 10, 2006	$4.46

Average closing price	$5.04
Total shares of US LEC common stock as of September 30, 2006	31,943

Equity consideration, common stock	$161,120
Equity consideration, vested options and warrants	15,849	(1)

Total equity consideration	$176,969
Consideration for repurchase of US LEC preferred stock	$264,000
Estimated direct merger transaction costs	$9,820

Total estimated consideration	$450,789

Less: cash acquired	(39,515)

Net estimated consideration	$411,274

The estimated allocation of purchase price for the mergers is as follows:

As of September 30, 2006
(in thousands)
Current assets, less cash acquired	$55,481
Property and equipment	129,451 [2]
Customer-related intangible assets	132,380 [3]
Goodwill	310,255
Other assets	14,142
Current liabilities	(75,823)
Long-term debt	(149,550)
Other long-term debt	(5,062)

$411,274

(1)	Equity consideration related to vested options and warrants was calculated based on vested options and warrants outstanding as of September 30, 2006. The fair value of these awards was calculated using the Black-Scholes model based on assumptions determined as of August 11, 2006, in accordance with EITF Issue No. 99-12, “Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination.”
(2)	Under purchase accounting, PAETEC Holding is required to record US LEC’s property and equipment at fair value. For purposes of allocating the purchase price for the mergers within the pro forma condensed combined financial statements, management of PAETEC Holding has assumed that the book value of US LEC’s property and equipment at the date on which the mergers are completed equals its fair value at that date.
(3)	Based on the preliminary allocation of the purchase price, PAETEC Holding has determined the value of US LEC’s customer relationship intangible assets to be $132.4 million. PAETEC Holding initially determined the useful life of these assets to be 5 years.

(e) The increase in deferred income taxes of $11.5 million represents the adjustment in noncurrent assets for the recognition of a deferred tax asset related to acquired net operating losses of $62.4 million, which was partially offset by the adjustment in noncurrent assets for the recognition of a deferred tax liability of $50.9 million related to the acquired customer relationship intangible assets.

(f) The net decrease in other assets, net of $4.9 million represents the following:

•	the elimination of $8.2 million of debt issuance costs related to PAETEC’s existing senior secured indebtedness;

•	the elimination of $3.6 million of debt issuance costs related to US LEC’s existing senior secured indebtedness;

•	the elimination of US LEC’s historical goodwill and other intangible assets of $4.3 million;

•	the elimination of $3.8 million of existing deferred costs related to US LEC’s customer installation costs and non-recurring charges; and

•	estimated deferred costs of $15.0 million incurred in connection with entering into the new PAETEC Holding senior secured credit facilities.

(g) The net increase in accrued expenses of $0.7 million represents the elimination of US LEC’s current deferred revenues related to non-recurring customer set-up fees.

(h) The $5.2 million net increase in the current portion of long-term debt reflects an increase of $8.0 million related to the term loan borrowings under the new PAETEC Holding senior secured credit facilities, offset in part by a decrease of $2.8 million related to the repayment of PAETEC’s debt.

(i) The $270.9 million net increase in long-term debt reflects a $792.0 million increase attributable to the term loan borrowings under the new PAETEC Holding senior secured credit facilities, offset in part by decreases related to the repayment of PAETEC’s and US LEC’s existing debt of $371.6 million and $149.5 million, respectively.

(j) The net decrease in other long-term liabilities of $0.7 million represents the elimination of US LEC’s non-current deferred revenues related to non-recurring customer set-up fees.

(k) The decrease in Series A convertible redeemable preferred stock of $291.4 million reflects the repurchase of the US LEC preferred stock and accumulated dividends for $264.0 million in cash.

(l) The net increase in common stock of $0.1 million reflects the exchange of 30.2 million shares of PAETEC common stock for 49.0 million shares of PAETEC Holding common stock and the exchange of 31.9 million shares of US LEC common stock for 31.9 million shares of PAETEC Holding common stock. The par value of the PAETEC common stock, the US LEC common stock and the PAETEC Holding common stock is each $0.01 per share.

(m) The decrease in treasury stock of $45.7 million reflects the retirement of 6.5 million shares of PAETEC common stock held in treasury.

(n) The net increase in additional paid-in-capital of $60.9 million reflects the following transactions:

•	an increase of $160.8 million for the issuance of shares of PAETEC Holding common stock to US LEC’s stockholders;

•	a decrease of $96.5 million for the elimination of US LEC’s historical additional paid-in capital;

•	a decrease of $19.2 million for the retirement of PAETEC treasury stock; and

•	an increase of $15.8 million for the vested US LEC options and warrants to be exchanged as part of the mergers.

(o) The net decrease in accumulated deficit of $346.1 million reflects the following transactions:

•	a decrease of $381.3 million for the retirement of US LEC’s accumulated deficit;

•	an increase of $0.5 million related to the unaccreted discount on US LEC’s existing debt;

•	an increase of $26.5 million for the retirement of PAETEC treasury stock; and

•	an increase of $8.2 million related to a loss on the repayment of PAETEC’s existing debt, which primarily reflects the write off of debt issuance costs.

PAETEC HOLDING CORP.

Unaudited Pro Forma Condensed Combined Statement of Operations For the Nine Months Ended September 30, 2006

(In thousands, except share and per share amounts)

	PAETEC Historical	US LEC Historical	Pro Forma Adjustments		Pro Forma As Adjusted
REVENUE	$434,814	$314,901	$—		$749,715

COST OF SALES (exclusive of depreciation and amortization shown separately below)	209,389	157,217	—		366,606

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES (exclusive of depreciation and amortization shown separately below and inclusive of stock-based compensation)	164,792	121,316	—		286,108

LEVERAGED RECAPITALIZATION RELATED COSTS	15,086	—	—		15,086

DEPRECIATION AND AMORTIZATION	25,296	36,668	18,958	(a)	80,922

INCOME (LOSS) FROM OPERATIONS	20,251	(300)	(18,958)		993

CHANGE IN FAIR VALUE OF SERIES A CONVERTIBLE REDEEMABLE PREFERRED STOCK CONVERSION RIGHT	(10,777)	—	—		(10,777)

LOSS ON EXTINGUISHMENT OF DEBT	5,081	—	—		5,081

OTHER INCOME, net	(3,343)	(1,039)	—		(4,382)

INTEREST EXPENSE	17,144	15,224	24,101	(b)	56,469

INCOME (LOSS) BEFORE INCOME TAXES	12,146	(14,485)	(43,059)		(45,398)

PROVISION FOR INCOME TAXES	6,968	—	(22,180	)(c)	(15,212)

NET INCOME (LOSS)	$5,178	$(14,485)	$(20,879)		$(30,186)

LOSS ALLOCATED TO COMMON STOCKHOLDERS	$(35,781)	$(27,821)			$(71,144	)(d)

LOSS PER COMMON SHARE—BASIC AND DILUTED	$(1.15)	$(0.90)			$(0.87)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	31,058,110	30,964,000			81,371,313	(e)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING INCLUDING DILUTIVE EFFECT OF POTENTIAL COMMON SHARES	31,058,110	30,964,000			81,371,313	(e)

Notes to Unaudited Pro Forma Condensed Combined Statement of Operations for the Nine Months Ended September 30, 2006

(a) The increase in depreciation and amortization expense of $19.0 million primarily represents the adjustment to amortization expense of $19.9 million for the nine months ended September 30, 2006 based on acquired fair value of US LEC’s intangible assets of $132.4 million with expected useful lives of 5 years.

(b) The increase in interest expense of $24.1 million represents the following:

•	an increase of $55.0 million (of which $1.8 million represents amortization of debt acquisition costs) related to the new PAETEC Holding senior secured credit facilities;

•	a decrease of $15.7 million related to the elimination of historical PAETEC interest expense related to PAETEC ‘s existing debt that will be repaid in connection with the mergers; and

•	a decrease of $15.1 million related to the elimination of historical US LEC interest expense related to US LEC’s existing debt that will be repaid in connection with the mergers.

Interest expense related to the new PAETEC Holding senior secured credit facilities was calculated based on the terms of the new facilities using an interest rate of LIBOR plus 3.50%. An assumed LIBOR rate of 5.375% was used in the pro forma interest expense calculation. It is not anticipated that interest rates on the new facilities will differ significantly from currently prevailing rates. Actual interest expense in future periods may differ materially from those presented herein. A change of 1/8th of a percentage point in the interest rates depicted would result in a fluctuation of approximately $0.7 million in interest expense during the nine months ended September 30, 2006.

(c) The income tax benefit of $22.2 million represents an income tax benefit of $16.6 million from the adjustments to expenses described above and an income tax benefit of $5.6 million resulting from the combination of PAETEC’s and US LEC’s historical net income (loss) for the period. The difference between the statutory income tax rate and the effective tax rate is principally due to state income tax provisions, and permanent differences related to the tax treatment of stock based compensation.

(d) Loss allocated to common stockholders was calculated as follows:

Nine Months Ended September 30, 2006
Net loss	$(30,185,739)
Less: accretion on PAETEC preferred stock through June 12, 2006	251,080
Less: cumulative PAETEC preferred stock dividends through June 12, 2006	6,873,105
Less: inducement charge related to the repurchase of PAETEC preferred stock on June 12, 2006 (treated as a dividend)	33,834,244

Loss allocated to PAETEC Holding common stockholders	$(71,144,168)

The accretion on preferred stock, cumulative preferred stock dividends, and inducement charge treated as a dividend are PAETEC historical amounts related to PAETEC’s formerly outstanding Series A convertible redeemable preferred stock. As a result of PAETEC’s leveraged recapitalization transaction on June 12, 2006, PAETEC converted or repurchased all of the then outstanding shares of its Series A convertible redeemable preferred stock. As of September 30, 2006, there were no shares of Series A convertible redeemable preferred stock outstanding.

(e) Pro forma basic and diluted loss per share was calculated as follows:

Nine Months Ended September 30, 2006
PAETEC’s weighted average common shares, as converted	50,407,313
US LEC’s weighted average common shares, as converted	30,964,000

PAETEC Holding pro forma weighted average common shares	81,371,313

Pro forma per share data were based on weighted average number of shares of PAETEC Holding common stock that would have been outstanding had the merger transaction occurred on January 1, 2006. To compute the average number of shares of PAETEC Holding used in the calculation of PAETEC Holding pro forma basic and diluted loss per share, the number of shares of PAETEC Holding common stock to be issued to former holders of shares of PAETEC common stock (based on the weighted average number of shares of PAETEC common stock outstanding during the nine months ended September 30, 2006 and the assumed exchange ratio of 1.623) was added to the number of shares of PAETEC Holding common stock to be issued to former holders of shares of US LEC common stock (based on the weighted average number of shares of US LEC common stock outstanding during the nine months ended September 30, 2006 and the assumed exchange ratio of 1.000). The number of shares used in computing pro forma diluted earnings per share was equal to that used in computing pro forma basic loss per common share since the effect of exercising any stock options held by PAETEC’s and US LEC’s employees would be anti-dilutive for the nine-month period ended September 30, 2006. Loss per common share for the nine months ended September 30, 2006 includes the impact of $33.8 million in dividends to holders of PAETEC’s Series A preferred stock during that period. Common stock issuable upon the assumed conversion of stock options and warrants computed based on the treasury method was not included in the calculation of diluted loss per common share as the effect of including these shares would have been anti-dilutive.

PAETEC HOLDING CORP.

Unaudited Pro Forma Condensed Combined Statement of Operations For the Year Ended December 31, 2005

(In thousands, except share and per share amounts)

	PAETEC Historical	US LEC Historical	Pro Forma Adjustments		Pro Forma As Adjusted
REVENUE	$509,424	387,738	—		$897,162

COST OF SALES (exclusive of depreciation and amortization shown separately below)	237,809	186,924	—		424,733

RETROACTIVE NETWORK COST DISCOUNT	(1,750)		—		(1,750)

LITIGATION SETTLEMENT	(860)		—		(860)

CHARGE related to carrier access disputes		23,292	—		23,292

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES (exclusive of depreciation and amortization shown separately below and inclusive of stock-based compensation)	193,846	148,902	—		342,748

WITHDRAWN INITIAL PUBLIC OFFERING AND RELATED TERMINATED NEW SENIOR SECURED CREDIT FACILITY EXPENSES	4,553	—	—		4,553

DEPRECIATION AND AMORTIZATION	29,076	50,668	25,345	(a)	105,089

(LOSS) INCOME FROM OPERATIONS	46,750	(22,048)	(25,345)		(643)

CHANGE IN FAIR VALUE OF SERIES A CONVERTIBLE REDEEMABLE PREFERRED STOCK CONVERSION RIGHT	10,778	—	—		10,778

OTHER INCOME, net	(3,098)	(1,205)	—		(4,303)

INTEREST EXPENSE	10,472	17,805	45,788	(b)	74,065

(LOSS) INCOME BEFORE INCOME TAXES	28,598	(38,648)	(71,133)		(81,183)

PROVISION FOR INCOME TAXES	14,124	—	(42,263	)(c)	(28,139)

NET (LOSS) INCOME	$14,474	$(38,648)	$(28,870)		$(53,044)

LOSS ALLOCATED TO COMMON STOCKHOLDERS	$(623)	(55,527)		(d)	$(68,141)

LOSS PER COMMON SHARE—BASIC AND DILUTED	$(0.02)	$(1.83)			$(0.87)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	29,312,020	30,399,000		(e)	77,972,408

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING INCLUDING DILUTIVE EFFECT OF POTENTIAL COMMON SHARES	29,312,020	30,399,000		(e)	77,972,408

Notes to Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2005

(a) The increase in depreciation and amortization expense of $25.3 million primarily represents the adjustment to amortization expense of $26.4 million for the fiscal year ended December 31, 2005 based on acquired fair value of US LEC’s intangible assets of $132.4 million with expected useful lives of 5 years.

(b) The increase in interest expense of $45.8 million represents the following:

•	an increase of $74.2 million (of which $2.5 million represents amortization of debt acquisition costs) related to the new PAETEC Holding senior secured credit facilities;

•	a decrease of $10.8 million related to the elimination of historical PAETEC interest expense related to PAETEC’s existing debt that will be repaid as a result of the mergers; and

•	a decrease of $17.6 million related to the elimination of historical US LEC interest expense related to US LEC’s existing debt that will be repaid as a result of the mergers.

Interest expense related to the new PAETEC Holding senior secured credit facilities was calculated based on the terms of the new facilities using an interest rate of LIBOR plus 3.50%. An assumed LIBOR rate of 5.375% was used in the pro forma interest expense calculation. It is not anticipated that interest rates on the new facilities will differ significantly from currently prevailing rates. Actual interest expense in future periods may differ materially from those presented herein. A change of 1/8th of a percentage point in the interest rates depicted would result in a fluctuation of approximately $1.0 million in interest expense during the twelve months ended December 31, 2005.

(c) The income tax benefit of $42.3 million represents an income tax benefit of $27.4 million from the adjustments to expenses described above and an income tax benefit of $14.9 million resulting from combining PAETEC’s and US LEC’s historical net income (loss) for the period. The difference between the statutory income tax rate and the effective tax rate is principally due to state income tax provisions and permanent differences related to the tax treatment of stock-based compensation.

(d) Loss allocated to common stockholders was calculated as follows:

Year Ended December 31, 2005
Net loss	$(53,043,715)
Less: accretion on PAETEC preferred stock	602,592
Less: cumulative PAETEC preferred stock dividends	14,494,413

Loss allocated to PAETC Holding common stockholders	$(68,140,720)

The accretion on preferred stock and cumulative preferred stock dividends are PAETEC historical amounts relating to its previously existing Series A convertible redeemable preferred stock.

(e) Pro forma basic and diluted loss per share was calculated as follows:

Year Ended December 31, 2005
PAETEC’s weighted average common shares, as converted	47,573,408
US LEC’s weighted average common shares, as converted	30,399,000

PAETEC Holding pro forma weighted average common shares	77,972,408

Pro forma per share data were based on weighted average number of shares of PAETEC common stock that would have been outstanding had the mergers occurred on January 1, 2005. To compute the average number of shares of PAETEC Holding used in the calculation of PAETEC Holding pro forma basic and diluted loss per share, the number of shares of PAETEC Holding common stock to be issued to former holders of shares of PAETEC common stock (based on the weighted average number of shares of PAETEC common stock outstanding during the year ended December 31, 2005 and the assumed exchange ratio of 1.623) was added to the number of shares of PAETEC Holding common stock to be issued to former holders of shares of US LEC common stock (based on the weighted average number of shares of US LEC common stock outstanding during the year ended December 31, 2005 and the assumed exchange ratio of 1.000). The number of shares used in computing pro forma diluted earnings per share was equal to that used in computing pro forma basic loss per common share since the effect of exercising any stock options held by PAETEC’s and US LEC’s employees would be anti-dilutive for the year ended December 31, 2005. Common stock issuable upon the assumed conversion of stock options and warrants computed based on the treasury method was not included in the calculation of diluted loss per common share as the effect of including these shares would have been anti-dilutive.